Exhibit 24

FirstMerit Corporation

Limited Power of Attorney
2003 Annual Report on Form 10-K

      The undersigned directors and officers of FirstMerit Corporation (the “Company”) hereby constitute and appoint Terry E. Patton, Terrence E. Bichsel and/or J. Bret Treier, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities Act of 1934 an Annual Report on Form 10-K for the year 2003, and any and all amendments (on Form 10-K/ A) and exhibits to the foregoing and any and all other documents to be filed with the Securities and Exchange Commission or National Association of Securities Dealers pertaining to such Annual Report, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said directors and officers, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

      Effective the 19th day of February, 2004, unless otherwise indicated below.

/s/ JOHN R. COCHRAN John R. Cochran Director, Chairman and Chief Executive Officer

/s/ KAREN S. BELDEN Karen S. Belden, Director

/s/ JOHN C. BLICKLE John C. Blickle, Director

/s/ RICHARD COLELLA Richard Colella, Director

/s/ CLIFFORD J. ISROFF Clifford J. Isroff, Director

/s/ ROGER T. READ Roger T. Read, Director

/s/ JERRY M. WOLF Jerry M. Wolf, Director

/s/ TERRENCE E. BICHSEL Terrence E. Bichsel Executive Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ R. CARY BLAIR R. Cary Blair, Director

/s/ ROBERT W. BRIGGS Robert W. Briggs, Director

/s/ TERRY L. HAINES Terry L. Haines, Director

/s/ PHILIP A. LLOYD, II Philip A. Lloyd, II, Director

Richard N. Seaman, Director